EXHIBIT 23
                        CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in Registration Statement Nos. 33-59926, 33-60314, 33-19274, 33-50543, 33-50715, 33-50617
and 33-52479 of Duke Power Company on Form S-3 and Registration Statement No. 2-72172 of Duke Power Company on Form S-8 of our report dated February 10, 1995, appearing in this Form 10-K of Duke Power Company filed with the Securities and Exchange Commission on March 31, 1995.

DELOITTE & TOUCHE LLP
Charlotte, North Carolina
March 31, 1995